SUB-ITEM 77C:  Submission of matters to a vote of security holders.

A Special Meeting of Shareholders (Meeting) of the SA U.S. Fixed Income Fund, SA Global Fixed Income Fund, SA U.S. Market Fund, SA U.S. Value Fund, SA U.S. Small Company Fund, SA International Small Company Fund, SA International Value Fund, SA Emerging Markets Value Fund and SA Real
Estate Securities Fund (each a Fund), each a series of SA Funds
Investment Trust (the Trust) was held on October 27, 2008 and reconvened on October 30, 2008.

The Meeting was held to consider and act on the following proposals (each a Proposal): (1) a new Investment Advisory and Administrative Services Agreement between the Trust, on behalf of each Fund, and LWI Financial Inc. (the Adviser) and (2) a new Investment Sub-Advisory Agreement among the Trust, on behalf of each Fund, the Adviser, and Dimensional Fund Advisors LP.

The number of shares outstanding on the record date (September 15, 2008), the number of shares represented at the Meeting, and the details of the voting with respect to each Proposal are given below. With respect to each Fund, both Proposals received the required number of affirmative votes for approval.

Proposal 1:

SA U.S. Fixed Income Fund
Shares Outstanding  13,636,530.684
Shares Represented   7,505,357.883
Affirmative Votes    6,647,200.278
Objecting Votes	       130,626.390
Abstaining Votes       237,225.215
Uninstructed	       490,306.000

SA Global Fixed Income Fund
Shares Outstanding  55,468,738.616
Shares Represented  31,360,056.851
Affirmative Votes   27,796,563.412
Objecting Votes        328,837.382
Abstaining Votes       715,437.057
Uninstructed         2,519,219.000

SA U.S. Market Fund
Shares Outstanding  43,206,212.475
Shares Represented  23,974,295.506
Affirmative Votes   20,565,926.268
Objecting Votes        384,604.502
Abstaining Votes       441,228.736
Uninstructed	     2,582,536.000

SA U.S. Value Fund
Shares Outstanding  27,247,584.137
Shares Represented  15,148,074.039
Affirmative Votes   13,069,973.228
Objecting Votes        274,969.087
Abstaining Votes       284,548.724
Uninstructed 	     1,518,583.000

SA U.S. Small Company Fund
Shares Outstanding  17,759,315.288
Shares Represented   9,732,402.730
Affirmative Votes    8,389,334.117
Objecting Votes        164,681.295
Abstaining Votes       186,822.318
Uninstructed           991,565.000

SA International Value Fund
Shares Outstanding  43,672,612.396
Shares Represented  24,241,055.284
Affirmative Votes   21,146,753.268
Objecting Votes        372,853.283
Abstaining Votes       466,894.733
Uninstructed	     2,254,554.000

SA International Small Company Fund
Shares Outstanding  12,352,479.460
Shares Represented   6,780,671.275
Affirmative Votes    5,926,421.997
Objecting Votes        101,691.243
Abstaining Votes       133,867.035
Uninstructed	       618,691.000

SA Emerging Markets Value Fund
Shares Outstanding   4,371,645.134
Shares Represented   2,304,223.102
Affirmative Votes    2,009,662.847
Objecting Votes         28,663.330
Abstaining Votes        67,595.925
Uninstructed	       198,301.000

SA Real Estate Securities Fund
Shares Outstanding   5,339,884.584
Shares Represented   2,854,683.328
Affirmative Votes    2,493,676.719
Objecting Votes         41,823.517
Abstaining Votes        91,674.092
Uninstructed           227,509.000

Proposal 2:

SA U.S. Fixed Income Fund
Shares Outstanding  13,636,530.684
Shares Represented   7,505,357.883
Affirmative Votes    6,661,151.096
Objecting Votes        117,618.572
Abstaining Votes       236,282.215
Uninstructed	       490,306.000

SA Global Fixed Income Fund
Shares Outstanding  55,468,738.616
Shares Represented  31,360,056.851
Affirmative Votes   27,751,393.241
Objecting Votes        344,314.153
Abstaining Votes       745,130.457
Uninstructed	     2,519,219.000

SA U.S. Market Fund
Shares Outstanding  43,206,212.475
Shares Represented  23,974,295.506
Affirmative Votes   20,538,663.403
Objecting Votes        397,588.359
Abstaining Votes       455,507.744
Uninstructed	     2,582,536.000

SA U.S. Value Fund
Shares Outstanding  27,247,584.137
Shares Represented  15,148,074.039
Affirmative Votes   13,023,106.120
Objecting Votes        291,530.054
Abstaining Votes       314,854.865
Uninstructed	     1,518,583.000

SA U.S. Small Company Fund
Shares Outstanding  17,759,315.288
Shares Represented   9,732,402.730
Affirmative Votes    8,382,643.104
Objecting Votes        159,414.888
Abstaining Votes       198,779.738
Uninstructed           991,565.000

SA International Value Fund
Shares Outstanding  43,672,612.396
Shares Represented  24,241,055.284
Affirmative Votes   21,095,786.701
Objecting Votes        398,693.576
Abstaining Votes       492,021.007
Uninstructed	     2,254,554.000

SA International Small Company Fund
Shares Outstanding  12,352,479.460
Shares Represented   6,780,671.275
Affirmative Votes    5,913,378.813
Objecting Votes        107,543.197
Abstaining Votes       141,058.265
Uninstructed	       618,691.000

SA Emerging Markets Value Fund
Shares Outstanding   4,371,645.134
Shares Represented   2,304,223.102
Affirmative Votes    2,009,650.269
Objecting Votes         29,557.908
Abstaining Votes        66,713.925
Uninstructed           198,301.000

SA Real Estate Securities Fund
Shares Outstanding   5,339,884.584
Shares Represented   2,854,683.328
Affirmative Votes    2,498,657.574
Objecting Votes         38,378.662
Abstaining Votes        90,138.092
Uninstructed	       227,509.000